Exhibit  99.1


Contact:  Joseph R. Mallon,  Jr.,  CEO
          973  808-1819

          Boutcher & Boutcher, Investor Relations
          Aimee  Boutcher
          973  239-2878
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

  MEASUREMENT SPECIALTIES ANNOUNCES 3RD QUARTER LOSSES AND POSSIBLE RESTATEMENT

     Fairfield, NJ, February 15, 2002- Measurement Specialties, Inc. (AMEX: MSS) today announced the delayed filing of its Quarterly Report on Form 10-Q for the quarter ended December 31, 2001. The Company also announced that it expects a significant loss for the quarter ended December 31, 2001; that it expects to restate its financial statements for the quarter ended September 30, 2001; the occurrence of a default under its credit facility; the appointment of a Special Committee of its Board of Directors to investigate certain matters as described below; and the termination of its Chief Financial Officer.

     FORM 10-Q: Measurement Specialties today is filing a Notification of Late Filing with the Securities and Exchange Commission to extend the filing date of its Quarterly Report on Form 10-Q for the three-month period ended December 31, 2001. The delay in filing results from the need for additional time to determine and verify earnings and inventory valuation. The Company currently anticipates that an earnings press release will be issued after the close of the market on Tuesday, February 19, 2002.

     RESULTS FOR THE 3RD QUARTER: For the three months ended December 31, 2001, sales are estimated to be $42.7 million compared to $34.3 million for the same period of the prior fiscal year. Net loss for the three months ended December 31, 2001 is estimated to be in a range of $8.0 million to $11.0 million, or $0.67 to $0.92 per diluted share, compared to net income of $3.1 million or $0.35 per diluted share, for the same period during the fiscal year ended March 31, 2001. Final results for the period could differ from those estimates above depending on, among other things, the need, to restate the results of the prior period.


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     The loss for the quarter resulted primarily from continued underutilization of manufacturing facilities, charges to reflect revised accounting for costing of inventory, lower sales in our organic consumer and sensor businesses, investments in other revenue generating initiatives, and the continuing high, nonrecurring costs to integrate acquired companies with our China facility.

     POTENTIAL RESTATEMENT OF FINANCIAL STATEMENTS: Measurement Specialties also reported that it expects to restate certain of its financial statements for the quarter ended September 30, 2001. The extent of the possible restatement, and whether there is a need to restate financial statements for other periods, has not been determined, and will depend upon final evaluation of inventories.

     BANK DEFAULT: Due to the loss during the fiscal quarter ended September 30, 2001 and its continuing losses, Measurement Specialties failed to satisfy certain financial covenants under its loan agreement with its bank lenders. As a result, the Company is in default under its loan agreement and the Company's lenders are entitled at any time to cease making advances and accelerate the payment of all outstanding obligations. The Banks have reserved their right to exercise any of the rights or remedies under the loan agreement and applicable law. We expect that the Company will continue to be unable to comply with these financial covenants for the next several reporting periods, and are negotiating with our bank lenders to reset the covenants. However, there is no assurance that we will be successful in these negotiations.

     SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS: On February 7, 2002, the Board of Measurement Specialties appointed a Special Committee of the Board of Directors to, among other things, investigate the conduct of its Chief Financial Officer relating to whether the default under the loan agreement was timely and accurately communicated to appropriate persons, including senior management, the Board of Directors, and the Company's auditors. The Special Committee is comprised exclusively of all non-employee directors and has retained independent counsel to assist in the inquiry.


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     TERMINATION  OF  THE  CHIEF FINANCIAL OFFICER:  After the Board received an interim report of that Committee yesterday, the Board, including the Chairman and Chief Executive Officer, Joseph R. Mallon Jr., thereafter discharged the Chief Financial Officer and appointed Robert DeWelt, currently Vice President of Finance, to Acting Chief Financial Officer. Measurement Specialties, through its legal counsel, has informed the Staff of the Securities and Exchange
Commission  of  the  existence  of  this  inquiry.

     Joseph R. Mallon Jr., Chairman and Chief Executive Officer, commented, "Management believes the Company's losses are largely a consequence of the rapid expansion through a series of acquisitions and investments in new revenue generating initiatives. This expansion generated high, nonrecurring costs to integrate the acquired companies with our China facility. The Company has already taken, and is continuing to take, many specific measures to reduce operating costs, the status of which will be discussed in the conference call which will be scheduled following the announcement of earnings." Mr. Mallon continued, "This is a great company with outstanding people and world-class products. We believe these results do not invalidate the Company's fundamental soundness. Management is absolutely focused and motivated to return the Company to profitability."

     CONFERENCE CALL: A conference call reviewing third quarter results will be scheduled following the earnings release.

     ABOUT MEASUREMENT SPECIALTIES: Measurement Specialties is a designer and manufacturer of sensors and sensor-based consumer products. Measurement Specialties produces a wide variety of sensors that use advanced technologies to measure precise ranges of physical characteristics, including pressure, motion, force, displacement, angle, flow and distance. Measurement Specialties uses multiple advanced technologies, including piezoresistive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezopolymers, and strain gages to allow their sensors to operate precisely and cost effectively.


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     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, statements regarding expected losses, estimated sales, possible restatement of financial statements, expected noncompliance with bank covenants, causes for losses, success of measures to reduce debt, and ability to return to profitability. Forward looking statements may be identified by such words or phases as "will likely result", "are expected to", "will continue", "is anticipated", "estimated", "projected", "may", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results, valuation of inventory, integration and expected cost reductions, profitability and cashflow to differ materially include: conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in identifying, financing and integrating acquisition candidates;
changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company is involved in an announced active acquisition program. Forward looking statements do not include the impact of acquisitions, which could affect results in the near term. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.


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